Exhibit 99.1

The expenses to be incurred by CMS Energy Corporation relating to the offering of $630,000,000 principal amount of its 5.875% Junior Subordinated Notes due 2079, under CMS Energy Corporation’s Registration Statement on Form S-3 (Registration No. 333-216355) and a related prospectus supplement filed with the Securities and Exchange Commission and dated February 6, 2019 are estimated to be as follows:

Estimated Fees

SEC Registration Fee	$76,356
Services of Independent Registered Public Accounting Firms	75,000
Trustee Fees and Expenses	4,400
Legal Fees and Expenses	55,000
Rating Agency Fees	1,127,700
Printing and Delivery Expenses	8,000
Listing Fees	128,500
Miscellaneous Expenses	12,000
Total	$1,486,956